Exhibit 10.12

***CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION***

PowerLight Corporation

A Wholly owned Subsidiary of SunPower Corporation

Commercial Terms and Conditions

with

Contract for the Delivery of Solar Cells

Contract No. 011207

between

JingAo Solar Company, Ltd,

Jinglong Industrial Park,

Jinglong Street Ningjin County,

Hebei Province 055550

- hereinafter referred to as the Seller -

and

PowerLight Corporation,

A Wholly Owned Subsidiary of SunPower Corporation

2954 San Pablo Avenue,

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Berkeley CA 94702, USA

- hereinafter referred to as the Customer -

Whereas, JingAo is engaged in the business of manufacturing, exporting and selling photovoltaic solar cells;

Whereas, PowerLight is in the business of designing, constructing and installing solar electric systems utilizing photovoltaic cells and modules; and

Whereas, JingAo desires to sell to PowerLight, and PowerLight desires to purchase from JingAo, photovoltaic solar cells on the terms and conditions set forth below.

Now Therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Subject Matter of the Contract

a) The Seller shall deliver to the Customer monocrystalline solar cells of the quality and technical specifications stated in Exhibit 1. The Seller reserves the right to improve the products and by reason of this to introduce changes.

b) The Seller accepts no responsibility for the fact that the solar cells delivered are suitable for a particular purpose other than processing into solar modules.

c) The sale and delivery of the solar cells shall be made successively over the period between 2007 and 2009. Subject to clause (d) below, in total, the Seller shall sell to the Customer, and the Customer shall purchase from the Seller, 30 MWp in 2007, 40MWp in 2008 and 50MWp in 2009. Pricing for the first six months (Jan – June 2007) is established in Exhibit 1. Pricing will be negotiated every six months (April and October) for the subsequent six months of the contract. Should the Seller and Customer fail to agree upon price for the subsequent period, Seller will not obligated to provide additional deliveries and Customer will not be obligated to take additional deliveries. . The Customer is aware that the classes of cells to be delivered (see Exhibit 1) are dependent upon the wafers available for the cell production.

d) Customer reserves the right to increase the volumes up to 30% year on year, upon mutual agreement by both parties, with ninety (90) days written notice from the Customer.

e) Seller shall ship the monthly amount of cells to Customer by *** shipments per month and shipments shall be evenly distributed throughout the month to the Customer, per quarterly delivery schedule (rolling forecast). The annual monthly delivery schedule will be finalized in *** of the following year. The Seller shall provide the Customer with quarterly forecasts indicating the most likely dates and quantities of shipments, and shall in addition notify the Customer at

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

least 14 days in advance of a specific delivery date and quantity. The monthly delivery schedule will be notified *** in advance in a rolling *** month forecast.

2. Duration of the Contract

a) The Contract enters into effect on the date it is signed by each party and has a fixed term ending on February 28th 2010.

b) This contract may be extended for addition terms upon mutual agreement by both parties.

3. Prices and Terms of Payment

a) The prices for the solar cells to be delivered are agreed in accordance with the following table. The prices refer to solar cells of average efficiency within each respective class (Exhibit 1), relative in each case to the specifications in force upon the date the contract was concluded (Exhibit 1): All the prices are quoted FCA (Inco terms 2000) Hong Kong, including commercially known packaging.

b) The agreed prices are fixed for six months and shall be renegotiated *** prior to end of six (6) month duration.

c) The purchase price for the relevant solar cells delivered is to be paid net within *** from the date of invoice for the delivery.

d) Should the Customer fail to fully settle a default payment amount even after a reminder from the Seller giving a reasonable period for payment, the Seller is entitled to withdraw from the next partial deliveries until full settlement of the default payment.

4. Terms of Delivery

a) The costs of packaging are to be borne by the Seller.

b) The solar cells are delivered FCA Hong Kong (Incoterms 2000). The Title and the risk of damage or loss of the goods passes to the Customer at the point at which the Seller informs the Customer that the goods are ready for collection at delivery point.

c) The Customer shall bear the costs for transport and insurance in the case of delivery to a place other than the place of performance.

5. Assignment

No Party shall assign this Contract without the prior written consent of the other Party except that each Party may assign this Contract in connection with a merger, acquisition, change of control of such Party or sale of substantially all assets of such Party without any such consent; provided, however, that to the extent permitted by applicable law no such assignment shall relieve the assigning Party of its obligations under this Contract. Neither party shall withhold any consent required by this Clause 8 unreasonably.

6. Publicity

No party shall make or authorize any news release, advertisement, or other disclosure which shall confirm the existence or convey any aspect of this Agreement without the prior written consent of the other parties except as may be required to perform this Agreement or a Purchase Order, or as required by law.

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7. Force Majeure

Neither of the Parties will be liable if, as a result of force majeure – in particular natural catastrophes, war, unrest, industrial action, business shut down or interruption – by reason of extreme factors, administrative measures or other events outside the Parties’ control, it is prevented from fulfilling this Contract. Both Parties will be released from performance under this Contract until the obstacle no longer exists. In such circumstances the Parties will immediately contact each other and discuss the measures that are to be taken. The Parties agree that the fulfilment of this Contract is to be re-established by all reasonable technical and economic means. The Parties will agree between themselves as to whether deliveries defaulted upon should be made up.

8. Confidentiality

Both Parties are herewith obliged to keep strictly confidential from third parties the content of this Contract, unless the Parties are obliged by law or administrative order to reveal information. The other Party must then be informed of such an obligation in advance of information being revealed.

The confidentiality duty remains in force for the duration of the contractual term and beyond this for a further 4 years after completion of the Contract.

9. Applicable Law, Jurisdiction

a) The law of the State of California shall apply in relation to the content of this Contract, its implementation as well as to rights arising out of or in connection with this Contract.

10. Intellectual Property Infringement.

a) The Seller shall defend, at its own expense, any suit or claim that may be instituted against the Customer or any customer of the Customer for alleged infringement of patents, trade secrets, copyrights or other intellectual property rights relating to the cells, and the Seller shall indemnify the Customers and its customers for all costs and damages arising out of such alleged infringement.

11. Liability Limitation.

Termination Without Cause. Either party may terminate without cause for its convenience by giving the other ninety (90) days notice.

12. Liability Limitation. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, WITHOUT REGARD TO CAUSE OR THEORY OF LIABILITY

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(INCLUDING, WITHOUT LIMITATION, DAMAGES INCURRED BY SUCH OTHER PARTY OR SUCH THIRD PARTY FOR LOSS OF BUSINESS PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS ORDER, EVEN IF THE APPLICABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE ENTIRE LIABILITIES OF ANY PARTY UNDER THIS AGREEMENT EXCEED THE PURCHASE PRICE UNDER THIS AGREEMENT FOR THE CELLS GIVING RISE TO THE CLAIM.

13. Notices

All notices shall be delivered by facsimile, nationally recognized overnight courier (such as federal express), or hand delivered to the person below. Notice shall be effective upon the day received, or within twenty-four hours after submission of any of the above methods.

To JingAo Solar Company, Ltd: Jinglong Industrial Park, Jinglong Street Ningjin County, Hebei Province 055550 Attn: Chief Executive Officer	To PowerLight Corporation: 2954 San Pablo Avenue Berkeley, CA 94702 USA Facsimile: (510) 540-0552 Attn: President

14. Concluding Provisions

a) No further agreements have been made outside this Contract. Changes or supplements must be made in written form, this also applies to the suspension of the requirement for written form.

b) Should a provision of this Contract be or become invalid, this will not affect the effectiveness of the remaining provisions. The Parties agree to replace the invalid provision with another one that will in its economic effect accord most closely to the provision that is to be replaced. The same will apply if there is a gap in this Contract that must be filled.

JingAo Solar Company, Ltd	PowerLight Corporation

/s/ Yang Huaijin	/s/ Jon Whiteman

CEO	VP Strategic Supply

January 12, 2007	January 12, 2007

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Exhibits to the Delivery Contract for Solar Cells, Contract No. 011207

Exhibit 1: Pricing and Technical specifications for the solar cells

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Exhibit 1: Pricing and Technical specifications for the solar cells

Pricing:

1. Pricing will be negotiated every six months (June and December) for the duration of the contract. Initial pricing for the first six (6) months has been set at:

1) Type A ***        2). Type B ***

2. If Seller and Customer cannot agree on pricing for any subsequent six month period, Seller will not be obligated to ship cells and Customer will not be obligated to take cells until such time that both parties agree on pricing.

Solar cell physical specification: 125 mm X 125 mm Mono-crystalline Solar Cells.

Cell Dimensions: 125mm×125mm

Area: 146.57cm2

Base Material: p-type mono-crystalline silicon doped with boron

Junction: phosphorous diffused N on P

Front Electrode: Screen-printed, silver paste

Anti-reflecting Coating: Si3N4

Back Surface Filed: Screen-printed aluminum paste

Rear Electrode: Screen-printed, silver paste

Thickness: about 220+20µm

During the first *** supply period, *** Type A and *** Type B cells will be supplied. For ***, a target of *** Type B and *** Type A will be established. Subsequent periods will have a target of *** Type B and *** Type A. This exact split between Type A and B will be reviewed and confirmed during the pricing discussions prior to each new period beginning.

Type “A” (Any changes to the cell must have a ninety (90) day test period by Customer before new change can be shipped).

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Type A

17.5-17.6%	2.60	0.6232	5.3769	0.0065	77.703	0.1755
17.4-17.5%	2.59	0.6228	5.3643	0.0066	77.549	0.1745
17.3-17.4%	2.58	0.6226	5.339	0.0066	77.51	0.1735
17.2-17.3%	2.56	0.6221	5.320	0.0066	77.43	0.1725
17.1-17.2%	2.55	0.6214	5.311	0.0068	77.22	0.1715
17-17.1%	2.53	0.6207	5.302	0.0069	76.97	0.1705
16.75-17%	2.50	0.6195	5.283	0.0072	76.65	0.1689
16.5-16.75%	2.47	0.6178	5.238	0.0073	76.37	0.1663
16.25-16.5%	2.43	0.6156	5.1809	0.0072	76.321	0.1638
16-16.25%	2.40	0.6131	5.1287	0.0071	76.26	0.1614

Type B

15.75-16%	2.36	0.611	5.0904	0.0072	75.94	0.1589
15.5-15.75%	2.32	0.6094	5.04	0.0073	75.65	0.1563
15.25-15.5%	2.29	0.6075	4.993	0.0074	75.388	0.1539
15-15.25%	2.25	0.6058	4.945	0.0076	75.12	0.1513
14.5-15%	2.20	0.6028	4.902	0.0081	74.45	0.1479
14-14.5%	2.13	0.5969	4.8275	0.0082	73.849	0.1429

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***